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                         STRADLING YOCCA CARLSON & RAUTH
                           A PROFESSIONAL CORPORATION
                                ATTORNEYS AT LAW
                      660 NEWPORT CENTER DRIVE, SUITE 1600
                      NEWPORT BEACH, CALIFORNIA 92660-6441
                            TELEPHONE (949) 725-4000
                            FACSIMILE (949) 725-4100

                              SAN FRANCISCO OFFICE
                              44 MONTGOMERY STREET,
                                   SUITE 2950
                                 SAN FRANCISCO,
                                CALIFORNIA 94104
                            TELEPHONE (415) 283-2240
                            FACSIMILE (415) 283-2255








                                  May 20, 1998

The Coast Distribution System, Inc.
1982 Zanker Road
San Jose, California  95112

        Re: Registration Statement on Form S-8 covering the 1993 Stock Option and Incentive Plan

Gentlemen:

         We have acted as counsel for The Coast Distribution System, Inc., a Delaware corporation (the "Company"), in connection with the Post-Effective Amendment No. 1 (the "Post-Effective Amendment") to the Registration Statement (No. 33-64582) on Form S-8 (the "Registration Statement") previously filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act") by The Coast Distribution System, a California corporation and predecessor of the Company ("Coast-California"). The Registration Statement relates to a total of 250,000 shares of the Company's common stock (the "Shares") under the Company's 1993 Stock Option and Incentive Plan (the "Plan") and the Post-Effective Amendment provides for the adoption of the Registration Statement by the Company pursuant to Rule 414(d) under the Act.

         We have reviewed the corporate actions of the Company in connection with this matter and have examined such documents, corporate records and other instruments as we have deemed necessary for the purpose of this opinion.

         Based upon the foregoing, it is our opinion that the Shares have been duly authorized and, upon issuance and delivery and payment therefor in accordance with the provisions of the Plan, will be duly and validly issued, fully paid and non-assessable.

         Ben A. Frydman, a shareholder of this Firm, presently serves as a member of the Board of Directors and Assistant Secretary of the Company.

         We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Post-Effective Amendment to the Registration Statement.



                                            Respectfully submitted,

                                            STRADLING YOCCA CARLSON & RAUTH




                                  Exhibit 5.1